HEADS OF AGREEMENT DATED                                                    1999

BETWEEN        ELAST TECHNOLOGIES INC., OF
               ("ETI")

AND RIVERPLATE SECURITIES PTY LTD ACN 002 992 690, of or its nominee ("Riverplate")

1. The purpose of this Heads of Agreement ("HoA") is to set out the principal aspects of an investment which Riverplate intends to make in ETI and a license which ETI intends to grant to a nominee of Riverplate, intended to be established and named Elast Technologies Australia Asia Pty Ltd or similar ("ETAA"), on terms which the parties intend will be reflected in a formal agreement to be entered into between them.

2. Riverplate will, upon the signing of this HoA, subscribe US$0.25 million cash for 250,000 shares of US$1.00 each in ETI and 250,000 options in ETI. In addition, upon the signing of this HoA, ETI will issue to Riverplate a further 250,000 shares of US$1.00 each in ETI and 250,000 options in ETI and Riverplate will pay for those additional shares and options a total amount of US$0.25 million in accordance with a payment plan to be mutually agreed having regard to ETI's capital requirements, budget plan and timing of the proposed NASDAQ listing for ETI. All 500,000 shares in ETI will have special registration rights which will ensure that they will be freely tradable after the expiration of three months from their date of issue.

3. After the issue to Riverplate of the 500,000 shares and 500,000 options in ETI referred to in paragraph 2 above, ETI will procure a consolidation of all of its stock (including options) on the basis of a 5 for 1 reversal of stock, reducing Riverplate's holding to 100,000 shares and 100,000 options.

4.   The options in ETI referred to in paragraph 2:

     (a) will be exercisable into fully paid shares in ETI on a one for one basis at any time within 5 years after the date on which they are issued at an exercise price (post consolidation of ETI stock) of US$12.00 each:

     (b) will be freely tradable after the expiration of three months from their date of issue.

5. ETI will procure a listing of its stock and options on NASDAQ using mutually agreed brokers and underwriters prior to December 1999.

6. Whilst it remains a stockholder in ETI, Riverplate shall have the right to appoint and remove one director, and to nominate an alternate director during any absences of that director.

7. Riverplate will participate and provide strategic and working input for the business of ETI. That input will include such things as:


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     (a)  contributing  to the  development  of business  strategies,  including international strategic planning;

     (b) development of corporate structures, particularly in relation to international expansion;

     (c) development of business operating models, including manufacturing, IT, communications, customer service and distribution;

     (d) assisting in the management of patent applications and registrations and protection of patents generally;

     (e)  review, feedback and input into tester design and new model releases;

     (f)  involvement in tester design review and customer feedback.

8. ETI will grant to ETAA an exclusive licence in respect of its products for Australia and New Zealand. The licence will be a licence to manufacture, supply, sell and support all products of ETI or any of its associated companies, including an electronic allergy sensitivity tester, in return for a royalty of sales revenue or as otherwise mutually agreed. In connection with that licence:

     (a) ETI will provide product design specifications and advice in relation to manufacturing the products, data processing and communications, design and protocol and all other relevant and available business information and processes.

     (b) ETI will initially supply products requested by ETAA for sale by ETAA on terms to be mutually agreed and set out in the licensing agreement.

     (c) the initial term will be 10 years with ETAA having the right to extend for 2 additional periods of 5 years each.

9. ETI and Riverplate will together in good faith consider, plan and negotiate the terms on which ETI might grant to ETAA first options to take up exclusive licences in respect of the Asian region and Europe (being licences to manufacture, supply, sell and support all products of ETI or any of its associated companies, including and electronic allergy products of ETI or any of its associated companies, including and electronic allergy sensitivity tester) and the timetable which will apply to the establishment of the Asian region and European businesses.

10. In the event that ETI requires further capital, Riverplate will be given the first right to provide that capital (but will be under no obligation to do so).

11. The initial shareholders of ETAA will be David Mortimer, Peter Bradfield, Ted Hamilton, Nick Spencer and Graham Kelly. It is the intention of the parties that ETI will have a shareholding in ETAA via a share swap or as otherwise mutually agreed.

12. Each of the parties shall keep in confidence all information of a material and


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     necessary  to be  provided  to  advisers  and  financiers  in the course of progressing the proposals contemplated in this HoA and except as required by law.

Signed for and on behalf of ELAST         Signed for and on behalf of Riverplate
Technologies Inc.                         Securities Pty Ltd.

/s/ [ILLEGIBLE]                           /s/ [ILLEGIBLE]
---------------------                     --------------------------
(Signature)                               (Signature)

                                          /s/ PETER CALVIN BRADFIELD
---------------------                     --------------------------
(Full name)                               (Full name)

/s/ [ILLEGIBLE]                           /s/ [ILLEGIBLE]
---------------------                     ---------------------
(Signature)                               (Signature)

                                          /s/ [ILLEGIBLE]
---------------------                     ---------------------
(Full name)                               (Full name)